Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
fivestarseniorliving.com

FOR IMMEDIATE RELEASE	Contact:
Olivia Snyder, Manager, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces Fourth Quarter 2020 Results

Fourth Quarter Total Management and Operating Revenues of $53.0 Million
Fourth Quarter Net Income of $2.9 Million and Net Income Per Diluted Share of $0.09
Fourth Quarter Adjusted EBITDA of $5.2 Million

Newton, MA (February 24, 2021): Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended December 31, 2020.

Katherine Potter, President and Chief Executive Officer, made the following statement regarding the fourth quarter 2020 results:

"Five Star took a significant step toward recovery from the impact of COVID-19 on December 19, 2020, when we began hosting vaccination clinics in our communities for eligible residents and team members. As of February 20, 2021, Five Star has hosted vaccination clinics in 249 of our 252 communities, and 25,319 Five Star residents and team members have received at least one dose of a vaccine, which is an average of more than 630 vaccinations per day. By the end of the first quarter, we expect to have completed vaccination clinics at substantially all our communities, including administering second doses to residents and team members.

Sales leads, which have been an historic leading indicator of move-in activity and a key component in driving occupancy, are 83% higher so far in 2021, when compared with the rolling four-week average sales leads at the beginning of the fourth quarter. We find this encouraging and believe it is a direct result of our efforts to make the vaccine available in our communities and the growing confidence in our ability to provide an exceptional resident experience.

During the fourth quarter, Five Star continued to generate net income, despite the ongoing impact of COVID-19 on the senior living industry. Our rehabilitation and wellness services segment generated $20.3 million in revenues for the fourth quarter, which is now 38% of our total management and operating revenues, an increase from 33% of our overall management and operating revenue from the previous year pro forma results. Our liquidity remains strong with $84.4 million of unrestricted cash on our balance sheet and no amounts outstanding on our $65.0 million revolving credit facility, and we generated positive Adjusted EBITDA in every quarter of 2020, including during the COVID-19 pandemic."

Fourth Quarter Highlights:

•On December 19, 2020, eligible residents and team members at certain of our communities and clinics started receiving a COVID-19 vaccine. As of February 20, 2021, approximately 249 communities have held a vaccination clinic for the initial dose of a COVID-19 vaccine, and approximately 183 communities have also held a vaccination clinic for the second dose of a COVID-19 vaccine. As a result, as of that date 87.2% of our residents and 42.5% of our team members have received their initial dose of a COVID-19 vaccine and 52.7% of our residents and 26.9% of our team members have received the second dose of a COVID-19 vaccine. We expect our residents and team members will continue to get vaccinated through the first quarter of 2021.

•At December 31, 2020, 89% of our senior living communities were accepting new residents in at least one service line of business (independent living, assisted living, skilled nursing or memory care), which has increased to 98% as of February 20, 2021. Combined senior living revenues and management fees, including those for communities FVE leased from Diversified Healthcare Trust, or DHC, prior to January 1, 2020, and now manages on behalf of DHC, for the fourth quarter of 2020 decreased to $32.7 million from $253.8 million for the same period in 2019, primarily due to the conversion of the formerly leased senior living communities to managed communities as a result of the Restructuring Transactions, as described in the Selected Pro Forma Condensed Consolidated Financial Information and Other Data in the Supplemental Information of this press release. Average occupancy during the fourth quarter of 2020 declined 320 basis points at the communities FVE owns and operates and 300 basis points at the communities FVE manages on behalf of DHC compared to the third quarter of 2020. As of December 31, 2020, occupancy at FVE's owned and leased communities was 69.7%, and was 70.8% at the communities FVE manages on behalf of DHC. FVE continued to experience declines in average monthly senior living revenue per available unit (RevPAR) throughout the fourth quarter due to the continued occupancy challenges resulting from the impact of the COVID-19 pandemic.

•Rehabilitation and wellness services revenues for the fourth quarter of 2020 increased to $20.3 million from $14.0 million for the same period in 2019, primarily due to the impact of $4.6 million of inpatient rehabilitation clinic revenue at communities FVE previously leased from DHC during the fourth quarter of 2019, which was previously eliminated in consolidation accounting prior to the Restructuring Transactions, as well as the impact resulting from the opening of 34 net new outpatient clinics since October 1, 2019. As compared to the fourth quarter of 2019 pro forma results, revenues increased $1.7 million due to the impact of growth in new clinics throughout the fourth quarter of 2019 and 2020.

•Net income for the fourth quarter of 2020 was $2.9 million, or $0.09 per diluted share, compared to net income of $16.1 million, or $3.15 per diluted share for the fourth quarter of 2019, which included $14.9 million of one-time benefits related to the Restructuring Transactions. Net income decreased by $2.9 million, or 50.3%, compared to the fourth quarter of 2019 pro forma net income of $5.8 million, or $0.18 per diluted share. Net income for the fourth quarter of 2020 was impacted by $1.9 million of Provider Relief Funds received and recognized under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, related to our independent and assisted living communities and rehabilitation and wellness clinics, which continued to experience a reduction of revenues and increased expenses related to decreased occupancy and other impacts of the COVID-19 pandemic.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2020 was $5.8 million compared to $10.6 million for the fourth quarter of 2019 pro forma results. Adjusted EBITDA, as described further below, was $5.2 million for the fourth quarter of 2020 compared to $10.3 million for the fourth quarter of 2019 pro forma results. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA, both actual and pro forma results, for the fourth quarters of 2020 and 2019 are presented later in this press release.

•As of December 31, 2020, FVE had unrestricted cash and cash equivalents of $84.4 million. In addition, FVE had no amounts outstanding on its $65.0 million revolving credit facility.

Conference Call:

At 1:00 p.m. Eastern Time on February 25, 2021, President and Chief Executive Officer, Katherine Potter, Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, and Executive Vice President and Chief Operating Officer, Margaret Wigglesworth will host a conference call to discuss FVE's fourth quarter 2020 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on March 4, 2021. To hear the replay, dial (412) 317-0088. The replay pass code is 10150786.

A live audio webcast of the conference call will also be available in a listen-only mode on FVE’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit FVE's website about five minutes before the call. The archived webcast will be available for replay on FVE's website following the call for about a week. The transcription, recording and retransmission in any way of FVE’s fourth quarter ended December 31, 2020 financial results conference call are strictly prohibited without the prior written consent of FVE. FVE’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

FVE is a senior living and rehabilitation and wellness services company. As of December 31, 2020, FVE operated 252 senior living communities (29,271 living units) located in 31 states, including 228 communities (26,969 living units) that it managed and 24 communities (2,302 living units) that it owned or leased. FVE operates communities that include independent living, assisted living, memory care, continuing care retirement communities and skilled nursing facilities. Additionally, FVE's rehabilitation and wellness services segment includes Ageility Physical Therapy SolutionsTM, or Ageility, a division of FVE, which provides rehabilitation and wellness services within FVE communities as well as to external customers. As of December 31, 2020, Ageility operated 207 outpatient rehabilitation clinics and 37 inpatient rehabilitation clinics in 28 states. FVE is headquartered in Newton, Massachusetts.

Five Star Senior Living Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
REVENUES
Senior living	$17,903	$249,727	$77,015	$1,036,498
Management fees	14,822	4,109	62,880	16,169
Rehabilitation and wellness services	20,256	13,978	82,032	48,685
Total management and operating revenues	52,981	267,814	221,927	1,101,352
Reimbursed community-level costs incurred on behalf of managed communities	226,264	81,059	916,167	313,792
Other reimbursed expenses	6,645	—	25,648	—
Total revenues	285,890	348,873	1,163,742	1,415,144

Other operating income	1,936	—	3,435	—

OPERATING EXPENSES
Senior living wages and benefits	11,186	127,378	41,819	538,931
Other senior living operating expenses	7,180	68,748	25,470	292,644
Rehabilitation and wellness services expenses	15,901	11,872	64,496	39,903
Community-level costs incurred on behalf of managed communities	226,264	81,059	916,167	313,792
General and administrative	20,820	20,740	87,168	87,884
Rent	1,281	20,513	5,118	141,486
Depreciation and amortization	2,913	2,716	10,997	16,640
Loss on sale of senior living communities	—	6	—	856
Long-lived asset impairment	—	4	—	3,282
Total operating expenses	285,545	333,036	1,151,235	1,435,418

Operating income (loss)	2,281	15,837	15,942	(20,274)

Interest, dividend and other income	132	379	757	1,364
Interest and other expense	(461)	(419)	(1,631)	(2,615)
Unrealized gain on equity investments	640	306	480	782
Realized gain on sale of debt and equity investments	3	2	425	229
Loss on termination of leases	—	—	(22,899)	—

Income (loss) before income taxes and (loss) equity in earnings of an investee	2,595	16,105	(6,926)	(20,514)
Benefit (provision) for income taxes	308	42	(663)	(56)
(Loss) equity in earnings of an investee	—	(42)	—	575
Net income (loss)	$2,903	$16,105	$(7,589)	$(19,995)

Weighted average shares outstanding—basic	31,495	5,002	31,471	5,006
Weighted average shares outstanding—diluted	31,612	5,119	31,471	5,006

Net income (loss) per share—basic	$0.09	$3.22	$(0.24)	$(3.99)
Net income (loss) per share—diluted	$0.09	$3.15	$(0.24)	$(3.99)

Five Star Senior Living Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. FVE believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors better understand changes in FVE’s operating results and its ability to meet FVE's financial obligations or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between FVE and other companies on both a GAAP and non-GAAP basis. FVE believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare FVE's performance between periods and to the performance of other companies. FVE management uses EBITDA and Adjusted EBITDA to evaluate FVE’s financial performance and compare FVE’s performance over time and to the performance of other companies. FVE calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of FVE’s operating performance or as measures of FVE’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

FVE believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to FVE’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures from net income (loss) for each of the three months and years ended December 31, 2020 and 2019.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$2,903	$16,105	$(7,589)	$(19,995)
Add (less):
Interest and other expense	461	419	1,631	2,615
Interest, dividend and other income	(132)	(379)	(757)	(1,364)
(Benefit) provision for income taxes	(308)	(42)	663	56
Depreciation and amortization	2,913	2,716	10,997	16,640
EBITDA	5,837	18,819	4,945	(2,048)
Add (less):
Long-lived asset impairment	—	4	—	3,282
Loss on sale of senior living communities	—	6	—	856
Severance (1)	—	—	282	393
Litigation settlement (2)	—	—	2,473	—
Unrealized gain on equity investments	(640)	(306)	(480)	(782)
Loss on termination of leases (3)	—	—	22,899	—
Transaction costs (4)	36	1,814	1,448	11,952
Lease inducement (5)	—	(12,423)	—	(12,423)
Deferred resident fees and deposits (6)	—	(4,242)	—	(4,242)
Adjusted EBITDA	$5,233	$3,672	$31,567	$(3,012)
_______________________________________
(1)    Costs incurred in 2019 represent those related to the retirement or separation of former executives of FVE. Costs incurred during 2020 represent those related to a reduction in workforce as a result of the impact of the COVID-19 pandemic.
(2)    Represents costs incurred related to the settlement of a lawsuit and is included in other senior living operating expenses in our condensed consolidated statements of operations. The settlement was approved by the court, and FVE is awaiting the court's entry of a final judgment on record. Payment is expected to be made in the first half of 2021.
(3)    Represents the excess of the fair value of the Share Issuances of $97,899 compared to the consideration of $75,000 paid by DHC, as described in the Selected Pro Forma Condensed Consolidated Financial Information and Other Data in the Supplemental Information of this press release.
(4)    Includes costs incurred related to the Restructuring Transactions as described in the Selected Pro Forma Condensed Consolidated Financial Information and Other Data in the Supplemental Information of this press release.
(5)    Lease inducement related to the rent reduction recognized for the applicable period in 2019 as a result of the completion of the Restructuring Transactions.
(6)    Deferred resident fees and deposits recognized related to senior living communities FVE previously leased from, and now manages, for the account of DHC, as a result of those leases being terminated in connection with the Restructuring Transactions.

Five Star Senior Living Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$84,351	$31,740
Restricted cash and cash equivalents	23,877	23,995
Accounts receivable, net of allowance	9,104	34,190
Due from related person	96,357	5,533
Debt and equity investments	19,961	21,070
Prepaid expenses and other current assets	28,658	17,286
Assets held for sale	—	9,554
Total current assets	262,308	143,368

Property and equipment, net	159,251	167,247
Operating lease right-of-use assets	18,030	20,855
Finance lease right-of-use assets	4,493	—
Restricted cash and cash equivalents	1,369	1,244
Restricted debt and equity investments	4,788	7,105
Equity investment of an investee, net	11	298
Other long-term assets	3,956	5,676
Total assets	$454,206	$345,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,454	$30,440
Accrued expenses and other current liabilities	41,843	55,981
Accrued compensation and benefits	70,543	35,629
Accrued self-insurance obligations	31,355	23,791
Operating lease liabilities	2,567	2,872
Finance lease liabilities	808	—
Due to related persons	6,585	2,247
Mortgage note payable	388	362
Security deposits and current portion of continuing care contracts	365	434
Liabilities held for sale	—	12,544
Total current liabilities	177,908	164,300

Long-term liabilities:
Accrued self-insurance obligations	37,420	33,872
Operating lease liabilities	17,104	19,671
Finance lease liabilities	3,921	—
Mortgage note payable	6,783	7,171
Other long-term liabilities	538	798
Total long term liabilities	65,766	61,512

Shareholders’ equity:
Common stock, par value $0.01	317	52
Additional paid-in-capital	460,038	362,450
Accumulated deficit	(251,139)	(245,184)
Accumulated other comprehensive income	1,316	2,663
Total shareholders’ equity	210,532	119,981
Total liabilities and shareholders' equity	$454,206	$345,793

Five Star Senior Living Inc.
Supplemental Financial Data
(dollars in thousands)
(unaudited)

Management and Operating Revenues by Product Type

	Three Months Ended December 31, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$17,903	$8,515	$—	$26,418
Continuing care retirement community revenues	—	5,272	—	5,272
Skilled nursing facility revenues	—	1,035	—	1,035
Rehabilitation and wellness services revenues	—	—	20,256	20,256
Total management and operating revenues	$17,903	$14,822	$20,256	$52,981

	Three Months Ended December 31, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$128,061	$3,221	$—	$131,282
Continuing care retirement community revenues	99,069	888	—	99,957
Skilled nursing facility revenues	22,597	—	—	22,597
Rehabilitation and wellness services revenues	—	—	13,978	13,978
Total management and operating revenues	$249,727	$4,109	$13,978	$267,814

	Year Ended December 31, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$77,015	$35,917	$—	$112,932
Continuing care retirement community revenues	—	22,545	—	22,545
Skilled nursing facility revenues	—	4,418	—	4,418
Rehabilitation and wellness services revenues	—	—	82,032	82,032
Total management and operating revenues	$77,015	$62,880	$82,032	$221,927

	Year Ended December 31, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$508,800	$12,704	$—	$521,504
Continuing care retirement community revenues	389,496	3,465	—	392,961
Skilled nursing facility revenues	138,202	—	—	138,202
Rehabilitation and wellness services revenues	—	—	48,685	48,685
Total management and operating revenues	$1,036,498	$16,169	$48,685	$1,101,352

Five Star Senior Living Inc.
Supplemental Financial Data
(dollars in thousands)
(unaudited)

Comparable Management and Operating Revenues by Product Type (1)

	Three Months Ended December 31, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$17,957	$3,705	$—	$21,662
Continuing care retirement community revenues	—	1,111	—	1,111
Rehabilitation and wellness services revenues	—	—	17,823	17,823
Total management and operating revenues	$17,957	$4,816	$17,823	$40,596

	Three Months Ended December 31, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$20,410	$3,158	$—	$23,568
Continuing care retirement community revenues	—	772	—	772
Rehabilitation and wellness services revenues	—	—	12,948	12,948
Total management and operating revenues	$20,410	$3,930	$12,948	$37,288

	Year Ended December 31, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$76,293	$15,119	$—	$91,412
Continuing care retirement community revenues	—	4,417	—	4,417
Rehabilitation and wellness services revenues	—	—	60,048	60,048
Total management and operating revenues	$76,293	$19,536	$60,048	$155,877

	Year Ended December 31, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$82,154	$12,098	$—	$94,252
Continuing care retirement community revenues	—	2,993	—	2,993
Rehabilitation and wellness services revenues	—	—	41,064	41,064
Total management and operating revenues	$82,154	$15,091	$41,064	$138,309
_______________________________________
(1)    The tables for the three months ended December 31, 2020 and 2019 include data for 24 owned and leased senior living communities, 75 managed senior living communities and 203 rehabilitation clinics that FVE has continuously owned, continuously leased or continuously managed since October 1, 2019. The tables for the years ended December 31, 2020 and 2019 include data for 24 owned and leased senior living communities, 74 managed senior living communities and 158 rehabilitation clinics that FVE has continuously owned, continuously leased or continuously managed since January 1, 2019.

Five Star Senior Living Inc.
Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

Owned and Leased Communities
Independent and assisted living communities:
Revenues	$17,903	$18,525	$19,590	$20,997	$249,727
Other operating income (1)	1,715	—	—	—	—
Operating expenses	21,181	19,661	20,165	17,470	220,390
Operating (loss) income	(1,563)	(1,136)	(575)	3,527	29,337
Operating margin	(8.0)%	(6.1)%	(2.9)%	16.8%	11.7%
Number of communities (end of period)	24	24	24	24	190
Number of living units (end of period) (2)	2,302	2,312	2,312	2,312	20,948
Average occupancy	71.5%	74.7%	78.3%	81.3%	82.9%
Spot occupancy	69.7%	73.0%	76.3%	80.3%	82.7%
RevPAR (3)	$2,596	$2,665	$2,813	$2,930	$3,974

Managed Communities (4)
Independent and assisted living communities:
Management fees	$8,515	$8,751	$9,088	$9,563	$3,221
Community-level revenues	157,267	167,436	174,634	185,516	81,188
Other operating income (1)	1,677	—	14	—	—
Community-level expenses	139,623	145,399	139,175	143,608	65,899
Community operating income	19,321	22,037	35,473	41,908	15,289
Community operating margin	12.2%	13.2%	20.3%	22.6%	18.8%
Number of communities (end of period) (5)	182	189	191	193	69
Number of living units (end of period) (2)(5)	17,440	18,032	18,148	18,395	8,106
Average occupancy	72.5%	75.5%	79.1%	82.9%	84.0%
Spot occupancy	71.1%	74.1%	77.7%	82.2%	83.4%
RevPAR (3)	$2,969	$3,088	$3,207	$3,360	$3,401

Continuing care retirement communities:
Management fees	$5,272	$5,451	$5,485	$6,337	$888
Community-level revenues	100,781	100,765	106,937	123,498	27,502
Other operating income (1)	7,997	—	3,792	—	—
Community-level expenses	98,221	102,103	99,071	103,946	24,998
Community operating income	10,557	(1,338)	11,658	19,552	2,504
Community operating margin	9.7%	(1.3)%	10.5%	15.8%	9.1%
Number of communities (end of period)	37	39	39	40	9
Number of living units (end of period) (2)(6)	8,574	8,936	8,936	9,301	2,231
Average occupancy	72.8%	75.6%	79.1%	83.4%	83.5%
Spot occupancy	71.2%	74.4%	78.3%	81.3%	83.6%
RevPAR (3)	$3,813	$3,759	$3,989	$4,426	$4,109

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

Skilled nursing facilities (7):
Management fees	$1,035	$1,100	$1,132	$1,151	$—
Community-level revenues	20,589	21,900	22,532	22,956	—
Other operating income (1)	2,846	—	2,022	—	—
Community-level expenses	23,834	22,831	22,009	21,854	—
Community operating (loss) income	(399)	(931)	2,545	1,102	—
Community operating margin	(1.7)%	(4.3)%	10.4%	4.8%	—%
Number of communities (end of period)	9	11	11	11	—
Number of living units (end of period) (2)(8)	955	1,264	1,264	1,264	—
Average occupancy	64.2%	68.8%	70.1%	73.3%	—%
Spot occupancy	60.3%	69.2%	68.5%	72.6%	—%
RevPAR (3)	$5,655	$5,775	$5,942	$6,054	$—

Total managed communities:
Management fees	$14,822	$15,302	$15,705	$17,051	$4,109
Community-level revenues	278,637	290,101	304,103	331,970	108,690
Other operating income (1)	12,520	—	5,828	—	—
Community-level expenses	261,678	270,333	260,255	269,408	90,897
Community operating income	29,479	19,768	49,676	62,562	17,793
Community operating margin	10.1%	6.8%	16.0%	18.8%	16.4%
Number of communities (end of period)	228	239	241	244	78
Number of living units (end of period) (2)	26,969	28,232	28,348	28,960	10,337
Average occupancy	72.2%	75.2%	78.7%	82.6%	83.9%
Spot occupancy	70.8%	74.0%	77.5%	81.5%	83.5%
RevPAR (3)	$3,355	$3,420	$3,576	$3,820	$3,556
_______________________________________
(1)    Other operating income represents income recognized for funds received under the Provider Relief Fund of the CARES Act and other governmental grants.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2020 and December 31, 2020 exclude income received by communities under the CARES Act and other governmental grants. Data for the three months ended December 31, 2019, excludes approximately $4,200 of deferred resident fees and deposits recognized related to senior living communities FVE previously leased from, and now manages, for the account of DHC, as a result of those leases being terminated in connection with the Restructuring Transactions.
(4)    Managed communities, other than FVE's management fees, represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities' data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.
(5)    Includes one active adult community with 167 units.
(6)    Includes 2,055 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(7)    FVE did not manage skilled nursing facilities prior to January 1, 2020.
(8)    Includes 53 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

Five Star Senior Living Inc.
Comparable Communities Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Owned and Leased Communities (1):
Number of communities (end of period)	24	24	24	24	24
Number of living units (end of period) (2)	2,302	2,312	2,312	2,312	2,312
Average occupancy	71.5%	74.7%	78.3%	81.3%	81.4%
RevPAR (3)	$2,596	$2,665	$2,813	$2,930	$2,941

Managed Communities (1)(4):
Number of communities (end of period)	75	75	75	75	75
Number of living units (end of period) (2)	9,620	9,689	9,689	9,697	9,700
Average occupancy	73.7%	76.7%	80.1%	83.9%	84.5%
RevPAR (3)	$3,120	$3,084	$3,340	$3,548	$3,559
_______________________________________
(1)    Includes data for senior living communities that FVE has continuously owned, continuously leased or continuously managed since October 1, 2019.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(3)    RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2020 and December 31, 2020 exclude income received by communities under the CARES Act and other governmental grants.
(4)    Senior living segment data for comparable managed communities represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities' data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.

Five Star Senior Living Inc.
Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Rehabilitation and Wellness Services (1):
Revenues (2)	$20,256	$21,124	$19,268	$21,384	$13,978
Other operating income (3)	221	—	1,499	—	—
Operating expenses	16,613	16,833	16,259	17,616	12,384
Operating income	3,864	4,291	4,508	3,768	1,594
Operating margin	18.9%	20.3%	21.7%	17.6%	11.4%
Number of inpatient clinics (end of period)	37	40	40	41	41
Number of outpatient clinics (end of period)	207	209	206	203	190
_______________________________________
(1)    Includes Ageility clinics and home health operations.
(2)    Prior to January 1, 2020, which was the effective date of the Transaction Agreement (as defined below), revenue related to inpatient clinics at communities we previously leased from DHC was eliminated in consolidation pursuant to GAAP.
(3)    Other operating income represents income recognized for funds received under the Provider Relief Fund of the CARES Act, and other governmental grants.

Five Star Senior Living Inc.
Comparable Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Rehabilitation and Wellness Services (1):
Revenues (2)	$17,823	$18,553	$17,412	$19,326	$12,948
Other operating income (3)	252	—	1,285	—	—
Operating expenses	14,637	14,807	14,602	15,725	11,309
Operating income	3,438	3,746	4,095	3,601	1,639
Operating margin	19.0%	20.2%	21.9%	18.6%	12.7%
Number of inpatient clinics (end of period)	37	37	37	37	37
Number of outpatient clinics (end of period)	166	166	166	166	166
_______________________________________
(1)    Includes Ageility clinics and home health operations.
(2)    Prior to January 1, 2020, which was the effective date of the Transaction Agreement (as defined below), revenue related to inpatient clinics at communities we previously leased from DHC was eliminated in consolidation pursuant to GAAP.
(3)    Other operating income represents income recognized for funds received under the Provider Relief Fund of the CARES Act, and other governmental grants.

Five Star Senior Living Inc.
Owned Senior Living Communities as of and for the Three Months Ended December 31, 2020
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Senior Living Revenues (4)	Gross Carrying Value	Net Carrying Value	Date Acquired	Year Built or Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$318	$3,668	$2,149	11/19/2004	1999
2	Morningside of Auburn	Alabama	AL	42	360	2,341	1,560	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,587	30,938	14,914	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	719	18,328	12,666	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	1,102	25,806	17,704	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	384	9,793	5,511	6/1/2011	1999
7	Five Star Residences of Lafayette (2)	Indiana	AL	109	498	15,880	10,833	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,209	25,214	17,596	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	110	624	6,972	3,236	4/1/2002	1986
10	Voorhees Senior Living (2)	New Jersey	AL	104	1,069	10,290	6,067	7/1/2008	1999
11	Washington Township Senior Living (2)	New Jersey	AL	93	918	10,261	6,093	7/1/2008	1998
12	Carriage House Senior Living	North Carolina	AL	98	980	8,436	5,324	12/1/2008	1997
13	Forest Heights Senior Living	North Carolina	AL	111	866	13,656	8,896	12/1/2008	1998
14	Fox Hollow Senior Living (2)	North Carolina	AL	77	839	11,061	7,213	7/1/2000	1999
15	Legacy Heights Senior Living (2)	North Carolina	AL	116	1,418	12,677	8,065	12/1/2008	1997
16	Morningside at Irving Park	North Carolina	AL	91	818	6,983	3,857	11/19/2004	1997
17	The Devon Senior Living	Pennsylvania	AL	84	633	6,890	3,807	7/1/2008	1985
18	The Legacy of Anderson	South Carolina	IL	101	550	1,387	455	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	410	3,704	1,740	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	766	17,545	11,200	7/15/2010	1999
	Total			2,098	$16,068	$241,830	$148,886
_______________________________________
(1)    AL is primarily an assisted living community and IL is primarily an independent living community.
(2)    Encumbered property under our $65,000 revolving credit facility.
(3)    Encumbered property under our $7,171 mortgage note.
(4)    Excludes funds received under the Provider Relief Fund of the CARES Act and other governmental grants recognized as other income.

Selected Pro Forma Condensed Consolidated Financial Information and Other Data

As previously announced, FVE entered into a transaction agreement, or the Transaction Agreement, with DHC to restructure our business arrangements pursuant to which, effective January 1, 2020:

•FVE’s then existing five master leases with DHC as well as FVE’s existing management and pooling agreements with DHC were terminated and replaced with new management agreements for all of these senior living communities, together with a related omnibus agreement, the New Management Agreements;

•FVE issued 10,268,158 of its common shares to DHC and an aggregate of 16,118,849 of its common shares to DHC's shareholders of record as of December 13, 2019, or together, the Share Issuances; and

•as consideration for the Share Issuances, DHC provided to FVE $75.0 million by assuming certain of FVE's working capital liabilities and through cash payments. The fair value of this consideration was $97.9 million. Such consideration, the New Management Agreements and the Share Issuances are collectively referred to as the Restructuring Transactions.

The following is a summary of selected financial and other data presented on a pro forma basis after giving effect to the completion of the Restructuring Transactions. The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described above, and assumes that the Restructuring Transactions occurred as of January 1, 2019. In the opinion of management, all adjustments necessary to reflect the effects of the Restructuring Transactions have been included. The unaudited pro forma condensed consolidated statement of operations and the selected financial and other data are primarily based on, and should be read in conjunction with, FVE’s audited consolidated financial statements and accompanying notes included in FVE’s Annual Reports on Form 10-K for the years ended December 31, 2020 and December 31, 2019.

The historical consolidated financial information for FVE included in the unaudited condensed consolidated pro forma statement of operations and selected financial and other data has been adjusted to give effect to pro forma events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on FVE’s results of operations. The unaudited pro forma condensed consolidated statement of operations and pro forma selected financial and other data should be read in conjunction with the accompanying notes. The unaudited pro forma condensed consolidated statement of operations and other selected financial and other data are provided for informational purposes only.

Five Star Senior Living Inc.
Condensed Consolidated Statement of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2020	Pro Forma 2019 (1)
REVENUES
Senior living	$17,903	$20,411
Management fees	14,822	17,489
Rehabilitation and wellness services	20,256	18,551
Total management and operating revenues	52,981	56,451
Reimbursed community-level costs incurred on behalf of managed communities	226,264	250,993
Other reimbursed expenses	6,645	—
Total revenues	285,890	307,444

Other operating income (2)	1,936	—

OPERATING EXPENSES
Senior living wages and benefits	11,186	9,053
Other senior living operating expenses	7,180	5,267
Rehabilitation and wellness services expenses	15,901	16,445
Community-level costs incurred on behalf of managed communities	226,264	250,993
General and administrative	20,820	14,247
Rent	1,281	1,133
Depreciation and amortization	2,913	2,710
Total operating expenses	285,545	299,848

Operating income	2,281	7,596

Interest, dividend and other income	132	379
Interest and other expense	(461)	(330)
Unrealized gain on equity investments	640	306
Realized gain on sale of debt and equity investments	3	2

Income before income taxes and equity in earnings of an investee	2,595	7,953
Benefit (provision) for income taxes	308	(2,065)
Equity (loss) in earnings of an investee	—	(42)
Net income	$2,903	$5,846
Add (less):
Interest and other expense	$461	$330
Interest, dividend and other income	(132)	(379)
(Benefit) provision for income taxes	(308)	2,065
Depreciation and amortization	2,913	2,710
EBITDA	$5,837	$10,572
Add (less):
Unrealized gain on equity investments	$(640)	$(306)
Transaction costs	36	—
Adjusted EBITDA	$5,233	$10,266

Weighted average shares outstanding—basic	31,495	31,389
Weighted average shares outstanding—diluted	31,612	31,623
Net income per share—basic	$0.09	$0.19
Net income per share—diluted	$0.09	$0.18
_______________________________________
(1)    See following reconciliation.
(2)    Other operating income represents income recognized for funds received under the Provider Relief Fund of the CARES Act and other governmental grants.

Five Star Senior Living Inc.
Pro Forma Condensed Consolidated Statement of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2019
	As Reported	Restructuring Transactions	Note	Pro Forma
REVENUES
Senior living	$249,727	$(229,316)	2(a)	$20,411
Management fees	4,109	13,380	2(b)	17,489
Rehabilitation and wellness services	13,978	4,573	2(c)	18,551
Reimbursed community-level costs incurred on behalf of managed communities	81,059	169,934	2(d)	250,993
Total revenues	348,873	(41,429)		307,444

OPERATING EXPENSES
Senior living wages and benefits	127,378	(118,325)	2(e)	9,053
Other senior living operating expenses	68,748	(63,481)	2(f)	5,267
Rehabilitation and wellness services expenses	11,872	4,573	2(c)	16,445
Community-level costs incurred on behalf of managed communities	81,059	169,934	2(d)	250,993
General and administrative	20,740	(6,493)	2(g)	14,247
Rent	20,513	(19,380)	2(h)	1,133
Depreciation and amortization	2,716	(6)	2(i)	2,710
Loss on sale of senior living communities	6	(6)		—
Long-lived asset impairment	4	(4)		—
Total operating expenses	333,036	(33,188)		299,848

Operating income (loss)	15,837	(8,241)		7,596

Interest, dividend and other income	379	—		379
Interest and other expense	(419)	89	2(j)	(330)
Unrealized gain on equity investments	306	—		306
Realized gain on sale of debt and equity investments	2	—		2

Income (loss) before income taxes and equity in earnings of an investee	16,105	(8,152)		7,953
Benefit (provision) for income taxes	42	(2,107)	2(k)	(2,065)
Loss in earnings of an investee	(42)	—		(42)
Net income (loss)	$16,105	$(10,259)		$5,846
Add (less):
Interest and other expense	$419	$(89)		$330
Interest, dividend and other income	(379)	—		(379)
(Benefit) provision for income taxes	(42)	2,107		2,065
Depreciation and amortization	2,716	(6)		2,710
EBITDA	$18,819	$(8,247)		$10,572
Add (less):
Loss on sale of senior living communities	$6	$(6)		$—
Long-lived asset impairment	4	(4)		—
Unrealized gain on equity investments	(306)	—		(306)
Lease inducement	(12,423)	12,423		—
Deferred resident fees and deposits	(4,242)	4,242		—
Transaction costs	1,814	(1,814)		—
Adjusted EBITDA	$3,672	$6,594		$10,266

Weighted average shares outstanding—basic	5,002	26,387	2(l)	31,389
Weighted average shares outstanding—diluted	5,119	26,504	2(l)	31,623
Net income per share—basic	$3.22			$0.19
Net income per share—diluted	$3.15			$0.18
See accompanying notes.

Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations was derived from FVE’s historical financial statements prepared in accordance with GAAP, and should be read in conjunction with the audited consolidated financial statements and notes thereto included in FVE’s Annual Reports on Form 10-K for the years ended December 31, 2020 and December 31, 2019.

The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only and is not necessarily indicative of what FVE’s actual results of operations would have been had the Restructuring Transactions described herein been completed as of the assumed dates, or of FVE’s expected results of operations for any future period. Differences could result from many factors, including future changes in FVE’s capital structure, operating expenses, revenues and cash flows.

Note 2. Pro Forma Restructuring Transactions Adjustments

The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described herein, including the conversion of all of FVE’s then existing leases and management arrangements with DHC to the New Management Agreements and the Share Issuances.

FVE’s historical consolidated financial information has been adjusted in the pro forma condensed consolidated statement of operations to give effect to events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on the results of operations.

Pro Forma Condensed Consolidated Statement of Operations

a.Senior living revenues

The adjustment to senior living revenues is related to the termination and conversion of the then existing master leases to the New Management Agreements. The resulting revenues earned will be recognized and reported as management fee revenues in FVE's consolidated statements of operations.

b.Management fees

Adjustments to management fee revenues are comprised as follows:

Three Months Ended December 31, 2019
Adjustment to increase management fee revenues for then existing management agreements from 3% to 5% per the New Management Agreements	$1,607
5% management fee relating to the termination and conversion of the then existing master leases to the New Management Agreements	11,254
3% construction management fee relating to the termination and conversion of the then existing master leases to the New Management Agreements	519
Net adjustment to management fee revenues	$13,380

c.Rehabilitation and wellness services revenues and rehabilitation and wellness services expenses

Adjustments to rehabilitation and wellness services revenues and expenses are attributable to Ageility inpatient clinics at communities where FVE leased and operated the business and where revenues and expenses were previously considered to be intercompany revenues and expenses and hence were eliminated pursuant to consolidation accounting. Upon the consummation of the Restructuring Transactions, and consistent with the existing managed communities, the revenues and expenses at these inpatient clinics no longer constitute intercompany revenues and expenses and thus are not eliminated in consolidation and are now recognized and reported as rehabilitation and wellness services revenue and rehabilitation and wellness services expenses in FVE's consolidated statements of operations.

d.Reimbursed community-level costs incurred on behalf of managed communities and community-level costs incurred on behalf of managed communities

Adjustments to both reimbursed community-level costs incurred on behalf of managed communities and community-level costs incurred on behalf of managed communities were related to the conversion of FVE's master leases with DHC to the New Management Agreements, which provide for reimbursement of FVE's direct costs and expenses related to such communities, inclusive of certain costs that are directly attributable to managing the communities, including personnel-related costs.

e.Senior living wages and benefits

The adjustment to senior living wages and benefits is related to the conversion of all FVE's leases with DHC to the New Management Agreements. Certain of these expenses were recognized and reported as community-level costs incurred on behalf of managed communities in FVE's consolidated statements of operations (with an offsetting reimbursement from DHC recognized as revenues in the consolidated statements of operations). See 2.d above.

f.Other senior living operating expenses

Adjustments to other senior living operating expenses are related to the conversion of all of FVE's leases with DHC to the New Management Agreements and include, but are not limited to, utilities, housekeeping, dietary, repairs and maintenance, insurance and community-level administrative costs. These costs were reimbursable costs and treated as described in 2.d above.

g.General and administrative

Adjustments to general and administrative expenses are comprised as follows:

Three Months Ended December 31, 2019
Adjustment of certain reimbursable costs to directly support managed communities	$(4,706)
Adjustment to remove non-recurring transaction costs we previously incurred relating to the Restructuring Transactions	(1,814)
Increase in management fee to The RMR Group LLC due to increase in Ageility revenue	27
Net adjustment to general and administrative expenses	$(6,493)

h.Rent

The reduction to rent expense is for rent under the then existing master leases converted to the New Management Agreements.

i.Depreciation and amortization

In connection with the Transaction Agreement, on April 1, 2019, we sold $49,200 of assets to DHC. Prior to that sale, we recorded depreciation and amortization expense with respect to those assets in operating expenses in our consolidated statements of operations. Adjustments to depreciation and amortization expense reflect the amounts previously recognized during the periods presented for depreciation and amortization expense with respect to those assets.

j.Interest and other expense

Interest and other expense has been adjusted to give effect to the assumed repayment of our outstanding borrowings under our credit facility.

k.Provision for income taxes

Adjustments to provision for income taxes reflect the income tax effect of the pro forma adjustments based on the estimated effective tax rate of approximately 26.1% for the three months ended December 31, 2019.

l.Weighted average common shares outstanding - basic and diluted

The increase in FVE's basic and diluted weighted average common shares outstanding is a result of the issuance of 10,268,158 and 16,118,849 common shares to DHC and to the applicable DHC shareholders, respectively, in connection with the completion of the Restructuring Transactions. FVE's diluted weighted average common shares outstanding is also impacted by the potentially dilutive restricted unvested common shares of 116,710 for the three months ended December 31, 2019. This diluted share impact is directly related to FVE's 2014 Equity Compensation Plan and was originally excluded from the as reported numbers because to include them would be antidilutive.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star Senior Living Inc. uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, FVE is making forward-looking statements. These forward-looking statements are based upon FVE’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by FVE’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond FVE's control. For example:

▪Ms. Potter states that FVE expects to have completed vaccination clinics at substantially all of its communities by the end of the first quarter. However, FVE may not be able to accomplish this goal due to factors outside of its control, including the capacity of vaccine manufacturers and federal, state and local governments to manufacture and distribute a vaccine in sufficient quantities. Completing vaccination clinics may imply that all residents and team members have been vaccinated but that is not the case. In addition, Ms. Potter refers to FVE's belief that its vaccination clinics are a significant step towards its recovery from the COVID-19 pandemic. However, even if its vaccination clinics are successful, the adverse impacts from the COVID-19 pandemic on the senior living industry and FVE's business may continue for various reasons, including reduced demand of older adults for its services.

▪Ms. Potter states that sales leads are increasing as compared to the fourth quarter, that they have historically been a leading indicator of move-in activity and a key component in driving occupancy and that FVE finds this encouraging. However, sales leads may not result in increased occupancy. Occupancy at our senior living communities has experienced declines during the COVID-19 pandemic and we expect continuing declines over a sustained period. In addition, we may be required, or we may determine, to place holds on the admission of new residents at certain of our communities due to the COVID-19 pandemic.

▪Ms. Potter states in this press release that FVE continued to generate net income in the fourth quarter, despite the ongoing impact of COVID-19 on the senior living industry. Ms. Potter also references increases in the revenues of FVE's rehabilitation and wellness services division and the increased proportion of that division's revenues to certain of FVE's revenues. This may imply that this division will continue to grow and increasingly become a larger part of FVE's business. However, FVE's rehabilitation and wellness services division is subject to various risks, including the COVID-19 pandemic, and its revenues may not grow and it may not increase in proportion of FVE's business and operating results and it could realize declines.

▪Ms. Potter's statement that FVE's liquidity remains strong with $84.4 million of unrestricted cash on hand and no borrowings outstanding on its revolving credit facility may imply that FVE will continue to have adequate liquidity; however, FVE's business remains subject to various risks, some of which are beyond FVE's control, including the disruption of the COVID-19 pandemic and economic downturn. In addition, FVE's ability to borrow under its revolving credit facility is subject to it satisfying certain conditions and limited to the amount of qualified collateral; the maximum borrowing capacity was $42.1 million as of December 30, 2020 and may be lower in amount or not available in the future.

The information contained in FVE’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in FVE’s periodic reports, or incorporated therein, identifies other important factors that could cause FVE’s actual results to differ materially from those stated in or implied by FVE’s forward-looking statements. FVE’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, FVE does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.